UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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OPGEN, INC.

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The following press release was issued by OpGen, Inc. on September 18, 2020.

OpGen, Inc. Announces Notice of Annual Meeting Venue Change

GAITHERSBURG, MD.—September 18, 2020--OpGen, Inc. (Nasdaq: OPGN, “OpGen” or the “Company”) announced today that it has changed the venue of its 2020 Annual Meeting of Stockholders due to continuing health and safety considerations arising from the COVID-19 pandemic. As a result, the Company’s 2020 Annual Meeting of Stockholders will now be held at OpGen’s corporate headquarters at 708 Quince Orchard Road, Gaithersburg, Maryland 20878.

The Company’s 2020 Annual Meeting of Stockholders will be held, as scheduled, on Wednesday, September 30, 2020 at 10 a.m. ET. As noted in the proxy statement filed by the Company on August 20, 2020, stockholders of record as of end of business on August 17, 2020 may continue to vote at http://www.pstvote.com/opgen2020, by phone, and by mail until 11:59 p.m. ET on September 29, 2020, in accordance with the instructions provided in the proxy materials.

For stockholders who intend to attend the 2020 Annual Meeting of Stockholders in person and are legally permitted to do so, the Company respectfully requests that they contact the Company’s corporate offices at (240) 813-1260 no later than 5 p.m. ET on Monday, September 28, 2020 so that the Company can be appropriately prepared. The Company advises that stockholders who are experiencing any potential COVID-19 symptoms or who have been in contact with any person experiencing any potential COVID-19 symptoms should not attend the annual meeting in person. The Company may put in place additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings, protective masks and other reasonable or required measures in order to enter the meeting location.

For further information, please refer to the Company’s Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, filed with the Securities and Exchange Commission on August 20, 2020, which can be accessed at http://ir.opgen.com/sec-filings.

About OpGen, Inc.

OpGen, Inc. (Gaithersburg, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero, Acuitas AMR Gene Panel and Acuitas® Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

Forward-Looking Statements by OpGen

This press release includes statements regarding the OpGen’s 2020 Annual Meeting of Stockholders. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the realization of expected benefits of our business combination transaction with Curetis GmbH, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:

Oliver Schacht

CEO

InvestorRelations@opgen.com

Press Contact:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor Contact:

Megan Paul

Edison Group

mpaul@edisongroup.com